                                                                     EXHIBIT 11
                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                      (MILLIONS EXCEPT SHARE AMOUNTS)
                              -------------------------------------------------
                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                   SEPTEMBER 30,            SEPTEMBER 30,
                              ------------------------ ------------------------
                                 1996         1995        1996         1995
                              -----------  ----------- -----------  -----------
COMPUTATION FOR STATEMENTS
 OF INCOME
  Primary Earnings Per Share
   (average shares
   outstanding):
   Income from continuing
    operations..............  $       116  $        94 $       433  $       351
   Income from discontinued
    operations, net of
    income tax..............           --          120         339          201
                              -----------  ----------- -----------  -----------
   Income before
    extraordinary loss......          116          214         772          552
   Extraordinary loss, net
    of income tax...........           (1)          --          (1)          --
                              -----------  ----------- -----------  -----------
   Net income...............          115          214         771          552
   Preferred stock
    dividends...............            2            2           7            8
                              -----------  ----------- -----------  -----------
   Net income to common
    stock...................  $       113  $       212 $       764  $       544
                              ===========  =========== ===========  ===========
   Average shares of common
    stock outstanding(a)....  170,365,089  172,429,542 170,418,046  174,804,413
                              ===========  =========== ===========  ===========
   Earnings (loss) per
    average share of common
    stock:
     Continuing operations..  $       .67  $       .53 $      2.50  $      1.96
     Discontinued
      operations............           --          .70        1.99         1.15
     Extraordinary loss.....         (.01)          --        (.01)          --
                              -----------  ----------- -----------  -----------
                              $       .66  $      1.23 $      4.48  $      3.11
                              ===========  =========== ===========  ===========
ADDITIONAL COMPUTATIONS(b)
  Net income to common
   stock, per above.........  $       113  $       212 $       764  $       544
                              ===========  =========== ===========  ===========
  Primary Earnings Per Share
   (including common stock
   equivalents):
   Average shares of common
    stock outstanding(a)....  170,365,089  172,429,542 170,418,046  174,804,413
   Incremental common shares
    applicable to common
    stock options based on
    the common stock daily
    average market price
    during the period.......      210,701       93,096     462,904       67,648
   Incremental common shares
    applicable to
    performance units based
    upon the attainment of
    specified goals.........       88,125       27,625      88,125       27,625
                              -----------  ----------- -----------  -----------
   Average common shares, as
    adjusted................  170,663,915  172,550,263 170,969,075  174,899,686
                              ===========  =========== ===========  ===========
   Earnings (loss) per
    average share of common
    stock (including common
    stock equivalents):
     Continuing operations..  $       .67  $       .53 $      2.49  $      1.96
     Discontinued
      operations............           --          .70        1.99         1.15
     Extraordinary loss.....         (.01)          --        (.01)          --
                              -----------  ----------- -----------  -----------
                              $       .66  $      1.23 $      4.47  $      3.11
                              ===========  =========== ===========  ===========
  Fully Diluted Earnings Per
   Share:
   Average shares of common
    stock outstanding(a)....  170,365,089  172,429,542 170,418,046  174,804,413
   Incremental common shares
    applicable to common
    stock options based on
    the more dilutive of the
    common stock ending or
    average market price
    during the period.......      233,326       93,096     550,364       72,492
   Average common shares
    issuable assuming
    conversion of Tenneco
    Inc. 10% loan stock.....           --       36,805          --       38,242
   Incremental common shares
    applicable to
    performance units based
    upon the attainment of
    specified goals.........       88,125       27,625      88,125       27,625
                              -----------  ----------- -----------  -----------
   Average common shares
    assuming full dilution..  170,686,540  172,587,068 171,056,535  174,942,772
                              ===========  =========== ===========  ===========
   Fully diluted earnings
    (loss) per average
    share, assuming
    conversion of all
    applicable securities:
     Continuing operations..  $       .67  $       .53 $      2.49  $      1.96
     Discontinued
      operations............           --          .70        1.98         1.15
     Extraordinary loss.....         (.01)          --        (.01)          --
                              -----------  ----------- -----------  -----------
                              $       .66  $      1.23 $      4.46  $      3.11
                              ===========  =========== ===========  ===========

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NOTES:(a) In 1992, 12,000,000 shares of common stock were issued to the Stock
          Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. For the three months and nine months ended September 30, 1996 and 1995, the SECT utilized 1,123,648, 783,555, 4,358,084 and 1,989,652 shares, respectively.
      (b) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.